David S. Hunt, P.C.

July 23, 2021	David S. Hunt

+1 801 355 7878 (t)
+1 801 906 6164 (f)
dh@hunt-pc.com

Acquired Sales Corp.

4227 Habana Ave.

Jacksonville, Florida 32217

Re: Registration Statement on Form S-1/A

Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1/A (the “Registration Statement”) being filed by Acquired Sales Corp., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 2,014,500 shares of Company’s Common Stock to be sold, from time to time, by the selling stockholders identified in the Company’s Registration Statement under the heading “Selling Stockholders,” which consist of shares of Company’s Common Stock (the “Shares”) issuable upon conversion of certain Series A and Series B Preferred Stock which was purchased in private placements in 2019.

We are acting as counsel for Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement, the Series A and Series B Preferred Stock, and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date (collectively the “Charter Documents”), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

The opinions rendered herein are limited to the Nevada Revised State Statutes and the federal laws of the United States. For purposes of our opinion, we have examined an official compilation of "Title 7 - Business Associations; Securities; Commodities, Chapter - 78 - Private Corporations" of the Nevada Revised Statutes. Such examination was limited to the provisions of such statute only, and did not include any annotations or commentary related thereto. We do not purport to be experts on the laws of the State of Nevada and our opinion is based upon such limited experience. We express no opinion herein concerning the federal laws of the United States of America or any state securities or blue sky laws.

Based upon and subject to the foregoing, we are of the opinion that:

(1)	The Selling Stockholder Shares are duly authorized, validly issued, fully paid and non-assessable securities of the Company; and

(2)

When the Shares are issued and sold as contemplated by the terms of the Series A and Series B Preferred Stock and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ David S. Hunt
David S. Hunt